CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on
Form N-1A of our report dated January 3, 2009, relating to the financial statements and financial highlights which appear in the November 30, 2008 Annual Report to
Shareholders of Sentinel Group Funds, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings
"Financial Highlights" and “Independent Registered Public Accounting Firm" in such
Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
March 27, 2009